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                                                                   EXHIBIT 10.12

                                 LOAN AGREEMENT

     AGREEMENT made and entered into as of the 31st day of January, 2001, by and between Roger G. Stoll, an individual with his principal residence at 2141 Oyster Harbor Osterville, MA 02655 (hereinafter referred to as the "Borrower", and Fresenius Medical Care Holdings, Inc., a New York corporation having its executive office and principal place of business at 95 Hayden Avenue Lexington, MA 02420 (hereinafter referred to as the "Lender").

     NOW, THEREFORE, in consideration of mutual covenants set forth herein and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree, as follows:

SECTION 1. LOAN AGREEMENT

On the terms and conditions set froth herein, the Lender agrees to lend to the Borrower, a sum equal to the amount of state and federal taxes (the "Taxes") due and payable as a result of the sale of the Borrower's former principal residence in Connecticut (the "Loan").

SECTION 2. CONDITIONS OF NOTE

     (i) Borrower's execution and delivery to Lender of a Promissory Note, hereinafter referred to as the "Note", in the form of EXHIBIT A hereto attached evidencing the Loan. The Borrower shall have the right to repay the Loan in whole or in part at any time, or from time to time, without penalty.
     (ii) Lender's obligation to fund the Loan shall be conditioned on Lender's prior receipt from Borrower of evidence in the form and substance reasonably satisfactory to Lender of Borrower's obligation to pay the Taxes.

SECTION 3. EVENTS OF DEFAULT

3.1 Payment of Note. The Note shall become immediately due and payable in full upon the occurrence of the following event of default (an "Event of Default"): Commencement by Borrower of a voluntary case under Title 7 or 13 of the United States Bankruptcy Code as from time to time in effect; have filed against him a petition commencing an involuntary case under said Title 7 or 13 which is not stayed or dismissed within 60 days after its filing; make an assignment for the benefit of, or enter into a composition with, Borrower's creditors, or appoint or consent to the appointment of a receiver or other custodian for all or a substantial part of Borrower's property.

3.2 Waiver of notice. The Borrower hereby waives presentment for payment, demand, protest, notice of protest and all other demands and notices in connection with the


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     delivery, acceptance, performance, defaults, or enforcement of this Loan
     Agreement and Note; and the Borrowers expressly assents to any extension or postponement of the time of payment or other indulgence.

SECTION 4. MISCELLANEOUS

4.1 The Lender shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by the Lender, and then only to the extent specifically set forth therein; a waiver on one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event.

4.2 This Agreement may not be assigned by the Borrower. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

     Executed at Lexington, Massachusetts, on the day and year first above written.

LENDER

Fresenius Medical Care Holdings, Inc.

By: /s/ Ronald J. Kuerbitz
    ----------------------

Its: Senior Vice President


BORROWER

By: /s/ Roger G. Stoll
    ------------------
    Roger G. Stoll


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                                    EXHIBIT A
                                 PROMISSORY NOTE

          $                                             Lexington, Massachusetts
                                                                          [date]

     FOR VALUE RECEIVED Roger G. Stoll, an individual ("the Maker"), promises to pay to the order of Fresenius Medical Care Holdings, Inc., a New York corporation ("FMC") the principal amount of ____________________________________
("Principal") pursuant to that certain Loan Agreement dated as of January 31, 2001 by and between FMC and the Maker (the "Loan Agreement"), with interest, at the rate hereinafter set forth, on the daily balance of all unpaid Principal, from the date hereof until payment in full of all Principal hereunder. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement.

     This Note shall bear interest per annum on the principal balance from time to time remaining unpaid at a rate equal to seven and three-quarters percent (7 3/4%) per annum. All past due payments shall bear interest at the lesser of eighteen percent (10%) per annum or the maximum rate permitted by then applicable law. All Principal and accrued interest shall be due and payable on January 31, 2003.

     All outstanding Principal and all interest accrued thereon shall be immediately due and payable in full at the option of FMC on the occurrence of an Event of Default under Section 3 of the Loan Agreement.

     Payments of both Principal and interest shall be made, in immediately available funds, via check or electronic funds transfer to such bank account(s), or at such other address as the holder of this Note may from time to time designate.

     The Maker agrees to pay, to the extent permitted by law, all costs and expenses of collection, including, without limitation, reasonable attorneys' fees, incurred or paid by FMC in enforcing its rights under this Note, whether or not litigation is commenced.

     This promissory note is the "Note" referred to in, and is entitled to the benefits of, the Loan Agreement. This Note is subject to prepayment and its maturity may be accelerated upon the occurrence of an Event of Default, all as provided in the Loan Agreement. The obligations of the Maker hereunder shall not be subject to any defense, setoff, counterclaim, recoupment, or termination whatsoever based upon the invalidity, illegality, or unenforceability of any other agreements between the Maker and FMC or otherwise.

     This Note shall be binding upon the Maker and its successors and assigns. The invalidity or unenforceability of any provision of this Note shall not affect the other provisions hereof and the remaining provisions of this Note shall remain operative and in full force and effect.


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     This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule. The Maker hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided herein and assents to extensions of the time of payment, or forbearance or other indulgence without notice. No right, power or remedy conferred hereby shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available.

     The Maker may not assign its obligations under this Note without the express written consent of the holder hereof in its sole discretion.

     This Note is executed, as an instrument under seal, as of the day and year first above written.

                                                     ---------------------------
                                                     Roger G. Stoll


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